Exhibit 4.5

SPECIMEN ORDINARY SHARE CERTIFICATE

NUMBER	SHARES

GOWELL ENERGY TECHNOLOGY

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

ORDINARY SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that __________________	CUSIP [ ]

is the owner of

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF US$0.0001 PAR VALUE EACH

GOWELL ENERGY TECHNOLOGY (the “Company”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signature of a director of the Company.

Dated: [●], 2026

Chief Executive Officer		Chief Financial Officer

Cayman Islands

GOWELL ENERGY TECHNOLOGY

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences, and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s amended and restated memorandum and articles of association and all amendments and/or restatements thereto and resolutions of the Company’s board of directors providing for the issuance of ordinary shares (copies of which may be obtained from the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______

TEN ENT –	as tenants by the entireties	(Cust) (Minor)

JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors

	and not as tenants in common	Act _______________

(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S)

shares represented by the within Certificate, and does hereby irrevocably constitute and appoint            Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated
Shareholder

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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